UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 2, 2021

EXPEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37429	20-2705720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Expedia Group Way W.

Seattle, Washington 98119

(Address of principal executive offices) (Zip code)

(206) 481-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	EXPE	The Nasdaq Global Select Market
Expedia Group, Inc. 2.500% Senior Notes due 2022	EXPE22	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01. Entry into a Material Definitive Agreement.

Issuance of Notes

On March 3, 2021, Expedia Group, Inc., a Delaware corporation (the “Company”), completed its previously announced private placement (the “Notes Offering”) of $1 billion aggregate principal amount of 2.950% senior unsecured notes due March 2031 (the “2031 Notes”). The 2031 Notes were issued pursuant to an indenture dated as of March 3, 2021 (the “Indenture”), by and among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee.

The 2031 Notes were offered and sold only to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The 2031 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The net proceeds from the sale of the 2031 Notes, after deducting estimated discounts and other offering expenses, were approximately $983 million. The Company is using the net proceeds from the sale of the 2031 Notes, together with the net proceeds from the previously announced completed private placement (the “Convertible Notes Offering”) of the $1 billion aggregate principal amount of its unsecured 0% convertible senior notes due 2026, to (i) finance the redemption of all of its outstanding 7.000% Senior Notes due 2025 (the “7.000% Notes”), (ii) finance the tender offer (the “Tender Offer”) for a portion of its issued and outstanding 6.250% Senior Notes due 2025 (the “6.250% Notes”) and (iii) to pay fees and expenses related to the foregoing, with any remaining net proceeds to be used to repay, prepay, redeem or repurchase the Company’s indebtedness.

The 2031 Notes are the Company’s senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated obligations, including the Company’s existing senior notes. The 2031 Notes are fully and unconditionally guaranteed by the subsidiary guarantors, which include each domestic subsidiary of the Company that is a borrower under or guarantees the obligations under the Company’s existing credit agreement. So long as the guarantees are in effect, each subsidiary guarantor’s guarantee will be the senior unsecured obligation of such subsidiary guarantor and will rank equally in right of payment with all of such subsidiary guarantor’s existing and future unsecured and unsubordinated obligations, including such subsidiary guarantor’s guarantees of the Company’s existing senior notes. The 2031 Notes pay interest semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2021, at a rate of 2.950% per year. The interest rate payable on the 2031 Notes is subject to adjustment based on certain ratings events. The 2031 Notes will mature on March 15, 2031.

The Company may redeem some or all of the 2031 Notes at any time prior to December 15, 2030 by paying a “make-whole” premium plus accrued and unpaid interest, if any. The Company may redeem some or all of the 2031 Notes on or after December 15, 2030 at par plus accrued and unpaid interest, if any.

The Company is obligated to offer to repurchase the 2031 Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, upon the occurrence of certain change of control triggering events, subject to certain qualifications and exceptions. The Indenture contains certain customary covenants (including covenants limiting the Company’s and the Company’s subsidiaries’ ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with, or convey, transfer or lease all or substantially all assets to, another person) and events of default (subject in certain cases to customary exceptions, as well as grace and cure periods). The occurrence of an event of default under the Indenture could result in the acceleration of the 2031 Notes and could cause a cross-default that could result in the acceleration of other indebtedness of the Company and its subsidiaries.

The foregoing summary is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

On March 3, 2021, the Company and the guarantors of the 2031 Notes entered into registration rights agreement with respect to the 2031 Notes (the “Registration Rights Agreement”) with J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC as representatives of the several initial purchasers of the 2031 Notes. Upon the terms and subject to the conditions of the Registration Rights Agreement, the Company agreed to use commercially reasonable best efforts to (i) file an exchange offer registration statement with respect to an offer to exchange the 2031 Notes and guarantees for substantially identical 2031 Notes and guarantees that are registered under the Securities Act (an “Exchange Offer”); (ii) cause the Exchange Offer registration statement to become effective; and (iii) consummate the Exchange Offer or, if required in lieu thereof, file a shelf registration statement and have it declared effective, in each case, within 365 days of issuance of the 2031 Notes. If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement (a “Registration Default”), it will be required to pay additional interest of 0.25% per annum to the holders of the 2031 Notes until such Registration Default is cured.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement with respect to the 2031 Notes, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

Simultaneously with the Redemption (as defined below), the Company satisfied and discharged the indenture governing the 7.000% Notes (the “7.000% Notes Indenture”). The information relating to the Redemption in Item 8.01 below is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On February 16, 2021, the Company notified holders of all of its outstanding 7.000% Notes that the Company would, subject to receipt of aggregate net proceeds (after the payment of any fees and expenses related to the Notes Offering and the Convertible Notes Offering) of the Notes Offering and/or the Convertible Notes Offering in an amount equal to no less than 100% of the principal amount of the 7.000% Notes to be redeemed, plus the Applicable Premium (as defined in the 7.000% Notes Indenture) as of, and accrued and unpaid interest thereon to but excluding, March 3, 2021, redeem all $750 million of the aggregate principal amount of the 7.000% Notes on March 3, 2021 (the “Redemption”). On February 19, 2021, the Company announced that the conditions to the Redemption had been satisfied. Pursuant to the terms of the 7.000% Notes Indenture, funds sufficient to fund the Redemption were deposited with the trustee, and the 7.000% Notes Indenture was satisfied and discharged, on March 3, 2021. After giving effect to the Redemption, no 7.000% Notes remain outstanding. A portion of the net proceeds from the Notes Offering and the Convertible Notes Offering was used to fund such redemption.

On March 2, 2021, the Company announced the early participation results for and the upsize of the Tender Offer. A copy of the press release is attached hereto as Exhibits 99.1, which is incorporated herein by reference.

On March 3, 2021, the Company accepted for purchase $1.13 billion aggregate purchase price of the 6.250% Notes validly tendered and not validly withdrawn in the Tender Offer at or prior to 5:00 p.m. New York City time, on March 1, 2021. Such notes were cancelled in connection with the Tender Offer and are no longer outstanding.

This report does not constitute an offer to sell or purchase or a solicitation of an offer to purchase or sell any securities nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful under the securities laws of such state. The Tender Offer will be made only by means of the offer to purchase, dated as of February 16, 2021, which sets forth the terms and conditions of the Tender Offer.

Forward-Looking Statements

This report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the views of our management regarding current expectations and projections about future events and are based on currently available information. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, but not limited to, those discussed in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as well as those discussed elsewhere in our public filings with the Securities and Exchange Commission (“SEC”). COVID-19, and the volatile regional and global economic conditions stemming from it, and additional or unforeseen effects from the COVID-19 pandemic, could also give rise to or aggravate these risk factors, which in turn could materially adversely affect our business, financial condition, liquidity, results of operations (including revenues and profitability) and/or stock price. Further, COVID-19 may also affect our operating and financial results in a manner that is not presently known to us or that we currently do not consider to present significant risks to our operations. Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition and results of operations. Accordingly, readers should not place undue reliance on these forward-looking statements. The use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “likely,” “may,” “plans,” “potential,” “predicts,” “projected,” “seeks,” “should” and “will,” or the negative of these terms or other similar expressions, among others, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, and do not intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this press release and in our reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, prospects and results of operations.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of March 3, 2021, among Expedia Group, Inc., the guarantors party thereto and U.S. Bank National Association relating to the 2031 Notes.

4.2	Form of 2.950% Senior Notes due 2031 (included in Exhibit 4.1).

10.1	Registration Rights Agreement, dated as of March 3, 2021, by and among Expedia Group, Inc., the guarantors party thereto and J.P. Morgan Securities LLC, BofA Securities, Inc. and Goldman Sachs & Co. LLC relating to the 2031 Notes.

99.1	Press Release, dated March 2, 2021, relating to the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Robert J. Dzielak
Chief Legal Officer and Secretary

Dated: March 3, 2021